Exhibit 4.1


CERTIFICATE OMITTED: THE FACE OF THE CERTIFICATE HAS A COLORED BORDER DESIGN APPROXIMATELY ONE INCH IN WIDTH ON THE LEFT AND RIGHT MARGINS. THE CERTIFICATE NUMBER AND THE NUMBER OF SHARES ALSO HAVE A BORDER DESIGN.

                            TEMPORARY CERTIFICATE:
                     EXCHANGEABLE FOR DEFINITIVE ENGRAVED
                    CERTIFICATE WHEN AVAILABLE FOR DELIVERY

COMMON STOCK                                                        COMMON STOCK


SEE REVERSE SIDE                 TENNECO INC.
FOR RIGHTS LEGEND


THIS CERTIFICATE IS TRANSFERABLE IN                            CUSIP 88037E 10 1
NEW YORK, NEW YORK
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

PAR VALUE $.01                                                    PAR VALUE $.O1



INCORPORATED UNDER LAWS                                 OF THE STATE OF DELAWARE

This certifies that

is the owner of


          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF
                                 TENNECO INC.


transferable on the records of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation (copies which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile corporate seal and the facsimile signatures of its duly authorized officers.

/s/ Dana G. Mead                 DATED:
Chairman of the Board
                                      COUNTERSIGNED AND REGISTERED:
/s/ Karl A. Stewart
Secretary                             TRANSFER AGENT AND REGISTER

                                      BY:
                                         -------------------------------------
                                                 AUTHORIZED SIGNATURE

                                       FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                                   (NEW YORK, N.Y.)



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                                 TENNECO INC.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entirities
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -____________Custodian______________________
                    (Cust)                 (Minor)
under Uniform Gifts to Minors
Act_________________
      (State)

    Additional abbreviations may also be used though not in the above list.

     THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.



      For value received,_____________________hereby sell, assign and transfer unto

Please insert social security or other identifying number of Assignee
________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________________

________________________________________________________________________________

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ____________________________________

NOTICE:

THE SIGNATURES TO THIS ASSIGNMENT MUST CORRESPOND
WITH THE NAMES AS WRITTEN UPON THE FACE OF THE             .
CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR
ENLARGEMENT, OR ANY CHANGE WHATEVER.




 --------------------------------------------

     This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Tenneco Inc. (the "Company") and First Chicago Trust Company of New York (the "Rights Agent") dated as of
                            (the "Rights Agreement"), the terms of which are
hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse Person or any Affiliate or Associates thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null or void.